Exhibit 5.2


                           PIPER & MARBURY L.L.P.
                            CHARLES CENTER SOUTH
                          36 SOUTH CHARLES STREET
                       Baltimore, Maryland 21201-3018
                              410-539-2530
                         FAX: 410-539-0489

                               WASHINGTON
                                NEW YORK
                               PHILADELPHIA
                                 EASTON


July 16, 1998

American Real Estate Investment Corporation
620 West Germantown Pike, Suite 200
Plymouth Meeting, Pennsylvania  19462

Registration Statement of Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to American Real Estate Investment Corporation, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 of the Company, filed with the Securities and Exchange Commission (the "Commission") on July 16, 1998, the "Registration Statement") of 1,092,051 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company. The Shares are owned, and may be sold from time to time, by certain stockholders of the Company who purchased the Shares in a private placement (the "Selling Stockholders"). The Company is registering the Shares pursuant to the terms of a Registration Rights Agreement dated July 9, 1998 (the "Registration Rights Agreement") by and among the Company and the Selling Stockholders. This opinion is being provided at your request in connection with the filing of the Registration Statement.

In our capacity as special Maryland counsel, we have reviewed the following documents:

(a)  The Registration Statement.

(b) The Charter of the Company, certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT"), and By-Laws of the Company, as amended and restated and in effect on the date hereof.

(c)  The Registration Rights Agreement.

(d) Certified resolutions of the Board of Directors of the Company relating to the Company's organization, to the issuance of the Shares, and to the Board's authorization of the filing of the Registration Statement.

(e) A short-form good standing certificate for the Company, dated a recent date, issued by the MSDAT.

(f) A Certificate of Secretary of the Company, dated the date hereof (the "Certificate"), as to certain factual matters.

(g) Such other documents as we have considered necessary to the rendering of the opinions expressed below.


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                                2

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that the Shares have been duly authorized and are validly issued, fully paid, and non-assessable.

In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We consent to the reliance on this opinion by Rogers & Wells LLP, in rendering their opinion to the Company in connection with the filing of the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.


Very truly yours,


/s/ Piper & Marbury